FOR IMMEDIATE RELEASE

CatchMark Led Partnership Completes $1.39 Billion Acquisition of 1.1 Million Acres of Prime East Texas Timberlands

ATLANTA - July 9, 2018 - CatchMark Timber Trust, Inc. (NYSE: CTT) announced today the completion of its previously announced acquisition of 1.1 million acres of prime East Texas timberlands for approximately $1.39 billion in a joint venture with a consortium of institutional investors, including BTG Pactual Timberland Investment Group, Highland Capital Management, Medley Management Inc., and British Columbia Investment Management Corporation. The property was sold by Campbell Global, on behalf of the institutional owners of the property, in one of the largest U.S. timberlands transactions of the past decade. The joint venture - operating as Triple T Timberlands - is a CatchMark-managed affiliate.

Jerry Barag, CatchMark’s President and CEO, said: “Building off our existing East Texas presence, we intend to move quickly and efficiently to integrate operations under CatchMark with our former chief operating officer John Rasor, who became President of Triple T upon closing. Our intention is to maximize value for our stockholders and partners by executing on a carefully designed operations plan and implementing best management practices.”

For an investment of $200 million, CatchMark has tripled the number of acres under its control and management to approximately 1.6 million acres and significantly expanded its fee-based asset management business. The innovative transaction fits CatchMark's profile for acquiring interests in properties which can provide sustainable growth for its stockholders. The acquired timberlands have a highly productive site index and are projected to grow from the current 2.8 million tons of annual harvest volume to more than five million tons by 2028.

Forest Resource Consultants and American Forest Management are performing land management and accounting functions, respectively, on the Triple T Timberlands properties as they do at other CatchMark-owned properties.

Raymond James acted as financial advisor to CatchMark in the transaction; Alston & Bird LLP and Smith Gambrell & Russell, LLP served as legal advisors to CatchMark. Gibson, Dunn & Crutcher LLP and Proskauer Rose LLP served as legal advisors to the group of institutional investors.

About CatchMark
CatchMark Timber Trust, Inc. (NYSE: CTT) is a self-administered and self-managed, publicly-traded REIT that strives to deliver superior risk-adjusted returns for all stakeholders through disciplined acquisitions, sustainable harvests and well-timed sales. Headquartered in Atlanta and focused exclusively on timberland ownership, CatchMark began operations in 2007 and owns interests in approximately 1.6 million acres of timberlands located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. For more information, visit www.catchmark.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements related to the Triple T Timberlands transaction include, but are not limited to, statements about the expected benefits of the transaction, including anticipated financial and operating results and future returns to stockholders of the company; the company’s plans, objectives, expectations, projections and intentions; integration plans; projected growth in annual harvest volume; and other statements that are not historical facts. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by our forward-looking statements including, but not limited to the risks that the acquired assets and operations may not be integrated successfully or integration costs may be higher than anticipated; the expected benefits of and of and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related matters; the potential impact of the consummation of the proposed transaction on relationships with customers, suppliers, competitors, and management and other employees; and litigation risks related to the transaction. With respect to the ongoing business of the company, these risks and uncertainties include, but are not limited to, (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at all; (viii) potential increases in interest rates could have a negative impact on our business; (ix) our share repurchase program may not be successful in improving stockholder value over the long-term; (x) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xi) the factors described in Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.
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CContacts
Investors:                    Media:
Brian Davis                    Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794                (203) 268-0158
Uinfo@catchmark.comU            marybeth@millerryanllc.com